Exhibit 10.77

EXPIRATION AMENDMENT

(“Amendment”)

THIS EXPIRATION AMENDMENT (this “Amendment”) is made and entered into as of the      day of May, 2018, by and between Perry Ellis International, Inc., a Florida corporation (together with its successors and assigns permitted under this Agreement, the “Company”), and Stanley Silverstein (the “Executive”).

WITNESSETH

WHEREAS, Executive is employed by the Company under the terms and conditions described in a written Employment Agreement dated September 9, 2013 (the “Employment Agreement”); and

WHEREAS, the Employment Agreement expires on its fifth anniversary, which is September 9, 2018; and

WHEREAS, Executive and the Company desire to amend Paragraph 10(d) of the Employment Agreement as set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive (each individually a “Party” and together the “Parties”) agree as follows:

1. Incorporation of Recitals. The recitals to this Amendment are incorporated as if fully set forth herein.

2. Amendment to Paragraph 10(d). Paragraph 10(d) of the Employment Agreement is amended to include the following language as emphasized and below:

(d) Termination of Employment by the Company Without Cause. If the Executive’s employment is terminated by the Company without Cause prior to January 31, 2019, other than due to death or Disability, any remainder of the Term and the employment relationship shall end and the Executive shall be entitled to the Accrued Obligations and the Previous Year Bonus. In addition, the Executive shall be entitled to a lump sum cash amount equal to 100% of the Base Salary ($515,000) payable as soon as practicable following the termination date (the “Severance Payment”). In no event shall a termination of the Executive’s employment without Cause occur unless the Company gives written notice to the Executive. Executive’s rights to severance pay under Paragraphs 10(d) and 10(g) shall be mutually exclusive and not cumulative, Paragraph 10(g) given application in the event of a Change in Control, and Paragraph 10(d) given application in the absence of a Change in Control.

3. Remainder Left Unchanged. The remainder of the Employment Agreement shall be left unchanged and shall expire on September 9, 2018.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

STANLEY SILVERSTEIN	PERRY ELLIS INTERNATIONAL, INC.

/s/ Stanley Silverstein	By:	/s/ Oscar Feldenkreis
Stanley Silverstein		Oscar Feldenkreis
Date: 5/29/18		Chief executive Officer
Date: